Exhibit 1.3
September 7, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Citigroup Global Markets Inc.
288 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901
Banc of America Securities LLC
One Bryant Park
New York, New York 10036
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Merrill Lynch, Pierce Fenner & Smith
       Incorporated
One Bryant Park
New York, New York 10036

Re:	Amendment No. 2 to Amended and Restated
U.S. Distribution Agreement dated September 17, 2007
Ladies and Gentlemen:
     We refer to the Amended and Restated U.S. Distribution Agreement dated as of September 17, 2007, as amended by Amendment No. 1 thereto, dated as of May 28, 2008 (together, the “Distribution Agreement”), in each case by and among Parker-Hannifin Corporation, an Ohio corporation (the “Company”), and the Agents named therein, relating to the issue and sale from time to time by the Company of its Medium-Term Notes, Series A, due nine months or more from date of issue (the “Notes”). Capitalized terms used herein but not otherwise defined are used as defined in the Distribution Agreement.
     WHEREAS, the Company has recently filed a Registration Statement on Form S-3 for the purpose of registering various securities, including debt securities.
     WHEREAS, the Company now wishes to further amend the Distribution Agreement to (1) delete references to a prior, expired registration statement to which the Distribution Agreement previously related and clarify that it may be used in connection with the issuance of Notes registered on one or more registration statements that the Company may file from time to time and (2) to add Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Agents under the Distribution Agreement and (3) to add various representations and warranties to be made by the Company to the Agents.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company hereby agrees with each of you to amend the Distribution Agreement in the following respects:
     1. Addition of Agents. In accordance with Section 11 of the Distribution Agreement and without any further action on behalf of the Company, the Agents or any other party, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are each hereby added as Agents under the Distribution Agreement, subject to the same terms and conditions of the Distribution Agreement as the other Agents thereto. Such other Agents party to the Distribution Agreement hereby waive their right to receive prior written notice provided by Section 11 of the Distribution Agreement.
     2. Amendment of Agent Addressee. The Agent addressee Greenwich Capital Markets, Inc. is hereby deleted in its entirety and replaced with the following:
“RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901”
     3. Amendment of Second Paragraph. The second paragraph of the Distribution Agreement is hereby amended to read in its entirety as follows:
     “The Company hereby appoints Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, KeyBanc Capital Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (individually, an “Agent” and collectively, the “Agents") as its exclusive agents, subject to Section 11, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.”
     4. Amendment of Third Paragraph. The first and second sentences of the third paragraph of the Distribution Agreement are hereby amended to read in their entirety as follows:
     “The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-169069), which contains a prospectus (the “Basic Prospectus”), for the registration under the Securities Act of 1933 (the “Act”), of, among other securities, unsecured debt securities. Such registration statement, including the exhibits thereto and the information, if any, deemed to be part of the registration statement pursuant to Rule 430B under the Act, or such registration statement subsequently filed with the Commission by the Company that is in effect on the date of the Terms Agreement and used in connection with the issuance and sale of the Notes in accordance with this Agreement pursuant to such Terms Agreement, is hereinafter referred to as the “Registration Statement.”
     5. Amendment of Section 1. Section 1 of the Distribution Agreement is hereby amended by adding after Section 1(o), the following additional representations and warranties:
(p)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, other than any such violations or contraventions that would not be reasonably likely to have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except where the failure to comply with the FCPA or maintain such policies and procedures would not be reasonably likely to have a Material Adverse Effect. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(q)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except where the failure to comply with the Money Laundering Laws would not be reasonably likely to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened that is reasonably likely to have a Material Adverse Effect.

(r)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     6. Amendment of Ninth Paragraph. The Section 9 of the Distribution Agreement is hereby amended to read in its entirety as follows:
     “All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley & Co. Incorporated, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager — Continuously Offered Products (telefax number: 212-761-0780), with a copy to l585 Broadway, New York, New York 10036, 36th floor, Attention: Investment Banking Information Center (telefax number: 212-761-0260), if sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Managing Director, Syndicate (telefax number: 212-816-7912), if sent to Goldman, Sachs & Co., will be mailed, delivered or telefaxed and confirmed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Credit Department, Credit Control — Medium-Term Notes (telefax number: 212-357-8680), if sent to RBS Securities Inc., will be mailed, delivered or telefaxed and confirmed to RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Debt Capital Markets Syndicate (telefax number: 203-873-4534), if sent to

Banc of America Securities LLC, will be mailed, delivered or telefaxed and confirmed to Banc of America Securities LLC at 40 West 57th Street, 27th Floor, New York, New York 10019, Attention: High Grade Debt Capital Markets Transaction Management (telefax number: 212-901-7881), if sent to KeyBanc Capital Markets Inc., will be mailed, delivered or telefaxed and confirmed to KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Ann Schiavone — Debt Capital Markets (telefax number: 216-433-3801), if sent to Barclays Capital Inc., will be mailed, delivered or telefaxed and confirmed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (telefax number: 646-834-8133) and if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, will be mailed, delivered or telefaxed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management (telefax number: 212-901-7881) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Treasurer (telefax number: 216-481-4057).”
     7. Amendment of Exhibit A. The first paragraph of Exhibit A of the Distribution Agreement is hereby amended to read in its entirety as follows:
     “We agree to purchase your Medium-Term Notes, Series A (the “Notes”), having the terms set forth below. The offering of the Notes will be made pursuant to a Base Prospectus dated [     ], [     ] as amended by a Prospectus Supplement dated [     ], [and the issuer free writing prospectuses set forth on Schedule I hereto]. The “Time of Sale” for purposes of the Distribution Agreement shall be [__] [a.m.] [p.m.] on [          ], [     ].”
     8. Amendment of Exhibit B. The first sentence of the first paragraph of Exhibit B of the Distribution Agreement is hereby amended to read in its entirety as follows:
“Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes, Series A (the “Notes”), on a continuous basis by Parker-Hannifin Corporation (the “Company”) pursuant to the Amended and Restated U.S. Distribution Agreement, dated as of September 17, 2007, as amended (the “Distribution Agreement”) among the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Banc of America Securities LLC, KeyBanc Capital Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agents”).”
     9. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

     11. Amendment. Except as specifically amended or modified hereby, the Distribution Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Distribution Agreement shall, on and after the date hereof, be deemed to refer to the Distribution Agreement as amended hereby. Notwithstanding the foregoing, the provisions of the Distribution Agreement as in effect immediately preceding the amendments provided herein shall apply with respect to any Notes issued and sold thereunder prior to the date hereof.
(Signatures on following pages)

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours, PARKER-HANNIFIN CORPORATION
By	/s/ Timothy K. Pistell
	Name:	Timothy K. Pistell
	Title:	Executive Vice President – Finance and Administration and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first written above MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yuri Slyz
	Name:	Yuri Slyz
	Title:	Executive Director

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Executive Director

GOLDMAN, SACHS & CO.
/s/ Goldman, Sachs & Co.

RBS SECURITIES INC.
By:	/s/ Steve Fitzpatrick
	Name:	Steve Fitzpatrick
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ Joseph Crowley
	Name:	Joseph Crowley
	Title:	Director

KEYBANC CAPITAL MARKETS INC.
By:	/s/ Eric Peiffer
	Name:	Eric Peiffer
	Title:	Managing Director

BARCLAYS CAPITAL INC.
By:	/s/ Anne Daley-Gordon
	Name:	Anne Daley-Gordon
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Matt Basler
	Name:	Matt Basler
	Title:	Managing Director